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                                                                     EXHIBIT 4.4



                              DATA DIMENSIONS, INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT

        Data Dimensions, Inc., a Delaware corporation (the "Corporation"), through its Board of Directors, has granted to Peter A. Allen ("Optionee") an option (the "Option") to purchase 350,000 shares of the Corporation's Common Stock (the "Option Shares") at a price of $13.25 per share (the "Option Price"). The Option has been granted to Optionee on December 7, 1998 (the "Grant Date").

        1. NATURE OF THE OPTION. The Option is a nonstatutory option and is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        2. DATE EXERCISABLE; VESTING.

           2.1 The Option shall become exercisable as to twenty-five percent (25%) of the total number of Option Shares at the end of the twelve (12) month period of Optionee's continuous employment with the Corporation following the Grant Date. The Option shall thereafter become exercisable as to an additional twenty-five percent (25%) of the total number of Option Shares at the end of each subsequent twelve (12) month period of Optionee's continuous employment with the Corporation. (Each such end date is referred to as a "Vesting Date," and each such 25% increment is referred to as an "Installment.") The right to purchase any Installment or portion thereof shall continue for a period of five
(5) years from the Vesting Date for such Installment. Subject to earlier termination as provided in Section 4 below, any portion of an Installment not exercised at the close of business on the fifth (5th) anniversary of the Vesting Date for such Installment shall thereafter be cancelled and Optionee shall have no further right to purchase such cancelled Option Shares.

           2.2 In the event Optionee for any reason ceases to be an employee of the Corporation, whether by dismissal, resignation, death, disability or otherwise, the Option shall be exercisable thereafter only to the extent Optionee was entitled to exercise it at the date of termination of employment.

           2.3 The Option shall become immediately exercisable for the full number of Option Shares upon the occurrence of an event whereby any person or entity, including any "person" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the "beneficial owner," as defined in the Exchange Act, of Common Stock representing fifty percent (50%) or more of the combined voting power of voting securities of the Corporation.

        3. EXERCISE OF OPTION.

           3.1 The Option may be exercised in whole or in part by delivery to the Corporation, from time to time, of written notice, signed by Optionee, specifying the number of Option Shares that Optionee then desires to purchase, together with cash or check payable to the order of the Corporation, or other form of payment acceptable to the Corporation's Board of Directors, for an amount of United States dollars equal to the Option Price of such Option Shares.

           3.2 As soon as practicable after any exercise in whole or in part of the Option by Optionee, the Corporation shall deliver to Optionee or, at Optionee's request, Optionee's designated broker, a certificate or certificates for the number of shares of Common Stock with respect to which the Option was so exercised, registered in Optionee's name.

        4. DURATION OF OPTION. The Option, to the extent not previously exercised, shall terminate upon the earliest of the following dates:

           4.1 The date on which all Installments have been cancelled as provided in Section 2.1 above;





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           4.2 Three (3) months after the date of Optionee's termination of employment with the Corporation, in the event such termination is for any reason other than Optionee's disability (as defined in the Employment Agreement between Optionee and the Corporation) or death;

           4.3 One year after Optionee's termination of employment, if such termination is by reason of Optionee's disability (as defined in the Employment Agreement between Optionee and the Corporation) or death;

           4.4 The date of any sale, transfer or hypothecation, or any attempted sale, transfer or hypothecation, of such Option in violation of Section 5; or

           4.5 Upon the occurrence of any Terminating Event as defined in the Corporation's 1997 Stock Option Plan, as such Plan may be amended from time to time (the "1997 Plan").

        5. NONTRANSFERABILITY.

           5.1 The Option is not transferable by Optionee otherwise than by testamentary will, the laws of descent and distribution, or qualified domestic relations order (as defined in the Plan) and, during Optionee's lifetime, may be exercised only by Optionee or Optionee's guardian or legal representative or the transferee pursuant to a qualified domestic relations order. No assignment or transfer of the Option, whether voluntary, involuntary, or by operation of law or otherwise, except by testamentary will, the laws of descent and distribution, or qualified domestic relations order, shall vest in the assignee or transferee any interest or right, but immediately upon any attempt to assign or transfer the Option, the Option shall terminate and be of no further force or effect.

           5.2 Whenever the word "Optionee" is used in any provision of this Agreement under circumstances when the provision should logically be construed to apply to the Optionee's guardian, legal representative, executor, administrator, or the person or persons to whom the Option may be transferred by testamentary will, the laws of descent and distribution, or qualified domestic relations order, the word "Optionee" shall be deemed to include such person or persons.

        6. NO RIGHTS AS SHAREHOLDER PRIOR TO EXERCISE. Optionee shall not be deemed for any purpose to be a shareholder of the Corporation with respect to any Option Shares as to which the Option has not been exercised.

        7. ADJUSTMENTS UPON RECAPITALIZATION OR REORGANIZATION.

           7.1 In the event of a material alteration in the capital structure of the Corporation on account of a recapitalization, stock split, reverse stock split, stock dividend or otherwise, the Option shall be subject to adjustment by the Board of Directors on the same basis that options issued pursuant to the 1997 Plan are adjusted as a result of such event.

           7.2 In the event of a reorganization, as defined in the 1997 Plan, the Option shall be assumed or an option substituted therefor on the same basis that options issued pursuant to the 1997 Plan are assumed or substituted for as a result of such reorganization.

        8. MISCELLANEOUS PROVISIONS.

           8.1 TAXATION UPON EXERCISE OF OPTION. Optionee understands that pursuant to certain provisions of the Code, upon exercise of the Option, Optionee may recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Option Shares over the Option Price. The Corporation may be required to withhold tax from Optionee's current compensation with respect to such income; to the extent that Optionee's current compensation is insufficient to satisfy the withholding tax liability, the Company may require the Optionee to make a cash payment to cover such liability as a condition of exercise of the Option.

           8.2 GOVERNING LAW. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Washington, without regard to conflicts of laws thereof.


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        IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Date of Grant.



OPTIONEE:                                   CORPORATION:

                                            DATA DIMENSIONS, INC.


/s/  Peter A. Allen                         By:  /s/  Gordon A. Gardiner
----------------------------                    -------------------------------
Peter A. Allen                                 Name:  GORDON A. GARDINER
                                               Title: EVP & CFO

        By her signature below, the spouse of the Optionee acknowledges that she has read this Agreement and Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement and said Plan.



                                            /s/   Ellen Allen
                                            -----------------------------------
                                            Ellen Allen
                                            Dated:    3/9/99
                                                   ----------------------------



OPTIONEE:                                   CORPORATION:

                                            DATA DIMENSIONS, INC.


/s/  Peter A. Allen                         By:  /s/  Gordon A. Gardiner
----------------------------                    -------------------------------
Peter A. Allen                                 Name:  GORDON A. GARDINER
                                               Title: EVP & CFO

        By her signature below, the spouse of the Optionee acknowledges that she has read this Agreement and Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement and said Plan.



                                            /s/   Ellen Allen
                                            -----------------------------------
                                            Ellen Allen
                                            Dated:    3/9/99
                                                   ----------------------------